Exhibit 5.2

CONSENT OF EXPERT

June 26, 2014

Ladies and Gentlemen:

I, David Ross, M.Sc., P.Geo., of Roscoe Postle Associates Inc., hereby consent to the use of and reference to my name, and the inclusion and incorporation by reference in the registration statement on Form F-10 of MAG Silver Corp. of the information derived from the technical report dated November 14, 2012, which is entitled “Technical Report on the Upper Manto Deposit, Chihuahua, Mexico,” the technical report dated September 10, 2010, which is entitled “Technical Report on the Pozo Seco Mineral Resource Estimate, Cinco de Mayo Project, Chihuahua, Mexico” and the technical report dated June 12, 2014, which is entitled “Technical Report on the Mineral Resource Update for the Juanicipio Joint Venture, Zacatecas State, Mexico” (together, the “Technical Reports”) and all other references to the Technical Reports included or incorporated by reference in the registration statement on Form F-10 of MAG Silver Corp.

/s/ David Ross
David Ross, M.Sc., P.Geo.